    As filed with the Securities and Exchange Commission on December 28, 1999

                                               Registration No. 333 - __________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                    TOO, INC.
             (Exact name of Registrant as specified in its charter)

           Delaware                                         31-1333930
  (State or other jurisdiction                           (I.R.S. Employer
of incorporation or organization)                       Identification No.)

                                 3885 Morse Road
                              Columbus, Ohio 43219
              (Address of Registrant's principal executive offices)


                                    TOO, INC.
                        1999 SAVINGS AND RETIREMENT PLAN
                            (Full Title of the Plan)

                               Kent A. Kleeberger
                   Vice President and Chief Financial Officer
                                    Too, Inc.
                                 3885 Morse Road
                              Columbus, Ohio 43219
                                 (614) 479-3500
            (Name, address and telephone number of agent for service)

                          Copies of Correspondence to:
                            Curtis A. Loveland, Esq.
                       Porter, Wright, Morris & Arthur LLP
                              41 South High Street
                              Columbus, Ohio 43215


                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
                                                        Proposed Maximum      Proposed Maximum
Title of Securities               Amount to be           Offering Price      Aggregate Offering        Amount of
 to be Registered                  Registered              Per Share*              Price*           Registration Fee*
---------------------------------------------------------------------------------------------------------------------
Common Stock,
  $.01 par value...............      150,000                 $16.00             $2,400,000.00           $633.60
---------------------------------------------------------------------------------------------------------------------

*Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the average of the high and low prices of Too, Inc. Common Stock as reported on the New York Stock Exchange on December 21, 1999.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information concerning our 1999 Savings and Retirement Plan, specified in Part I, will be sent or given to plan participants as specified by Rule 428(b)(1). These documents are not filed as part of this registration statement in accordance with the Note to Part I of the Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Securities and Exchange Commission allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and information that we later file with the Commission will automatically update and supersede this information. Accordingly, we incorporate by reference the following documents we filed with the Commission pursuant to the Securities Exchange Act of 1934 (Commission File Number 1-14987):

     - Our registration statement on Form 10 filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934 (filed May 4, 1999);

     - Our Quarterly Reports on Form 10-Q for the quarter ended July 31, 1999 (filed October 4, 1999) and for the quarter ended October 30, 1999 (filed December 14, 1999);

     - Our Current Report on Form 8-K dated August 23, 1999 (filed October 1, 1999);

     - The description of our common stock, contained in the registration statement on Form 10, and all amendments thereto and reports filed for the purpose of updating such description; and

     - All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and before the offering of our common stock under our 1999 Savings and Retirement Plan thereby is completed (other than portions of such documents described in paragraphs (i), (k) and (l) of Item 402 of Regulation S-K promulgated by the Commission).

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Delaware General Corporation Law, our certificate of incorporation and our bylaws contain provisions relating to the limitation of liability and indemnification of our directors and officers. We describe these provisions below.

         Our certificate of incorporation provides that our directors are not personally liable to us or our shareholders for monetary damages for breach of their fiduciary duties as directors to the fullest extent permitted by Delaware law.

Existing Delaware law permits the elimination or limitation of directors' personal liability to us or our shareholders for monetary damages for breach of their fiduciary duties as directors, except liability for:

   -     any breach of a director's duty of loyalty to us or our shareholders;

   - acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law;

   - any transaction from which a director derived improper personal benefit;

   -     the unlawful payment of dividends; and

   -     unlawful stock repurchases or redemptions.

         Because of these exculpation provisions, shareholders may be unable to recover monetary damages against directors for actions taken by them that constitute negligence or that otherwise violate their fiduciary duties as directors, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. If equitable remedies are not available to shareholders, shareholders may not have an effective remedy against a director in connection with the director's conduct.

         Our bylaws also provide that we will indemnify and hold harmless any person who was or is a party or is threatened to be made a party to, or is involved in, any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that the person:

   -     is or was one of our directors or officers; or

   - is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body to the fullest extent permitted by Delaware law. We will also pay the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware law. This right to indemnification will be a contract right. We may, by action of our board, provide indemnification to our employees and agents to the extent and to the effect that our board determines to be appropriate and authorized by Delaware law.

         We intend to purchase and maintain insurance on behalf of any person who:

         - is or was one of our directors, officers, employees or agents; or

         - is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by the person in any such capacity, or arising out of the person's status as such, whether or not we would have the power or obligation to indemnify the person against such liability under our bylaws.

         Under our Savings and Retirement Plan, we will indemnify members of the plan's administrative committee for costs, expenses, and liabilities that members incur regarding their service on the committee, subject to the conditions and exceptions contained in the plan.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS


         Exhibit
         Number                             Exhibit Description
         --------            --------------------------------------------------

            4(a)    *        Too, Inc. 1999 Savings and Retirement Plan.

            4(b) Amended and Restated Certificate of Incorporation of Too, Inc. (Previously filed as Exhibit 3.1 to Current Report on Form 8-K (filed October 1, 1999), and incorporated herein by reference).

            4(c)             Amended and Restated Bylaws of Too, Inc.
                             (Previously filed as Exhibit 3.2 to Current Report on Form 8-K (filed October 1, 1999), and incorporated herein by reference).

            5      *         Opinion of Porter, Wright, Morris & Arthur LLP
                             regarding legality.

            15     *         Letter of PricewaterhouseCoopers LLP regarding
                             Unaudited Interim Financial Statements.

            23(a) Consent of Porter, Wright, Morris & Arthur LLP (included in Exhibit 5 filed herewith).

            23(b)  *         Consent of PricewaterhouseCoopers LLP.

            24     *         Power of Attorney.

---------------------------------------

         * Filed with this Registration Statement

         We undertake to submit our Savings and Retirement Plan to the Internal Revenue Service in a timely manner and to make all changes required by the Internal Revenue Service in order to qualify the Plan under Section 401(a) of the Internal Revenue Code.

ITEM 9.    UNDERTAKINGS

         We hereby undertake:

         (1) To file, during any period in which offers or sale are being made, as post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed what was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by us pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-8 and have duly caused this Registration Statement on Form S-8 to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on December 27, 1999.

                                    TOO, INC.


                                    By:  /s/  Kent A. Kleeberger
                                         ---------------------------------------
                                         Kent A. Kleeberger, Vice President and
                                         Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

              SIGNATURE                                   TITLE                                      DATE
              ---------                                   -----                                      ----

*Michael W. Rayden                           Chairperson, President, Chief Executive    )    December 27, 1999
------------------------------------
 Michael W. Rayden                           Officer, and Director                      )
                                             (Principal Executive Officer)              )
                                                                                        )
                                                                                        )
/s/ Kent A. Kleeberger                       Vice President, Chief Financial            )    December 27, 1999
------------------------------------
Kent A. Kleeberger                           Officer, Secretary, and Treasurer          )
                                             (Principal Accounting and                  )
                                             Financial Officer)                         )
                                                                                        )
* Nancy Jean Kramer                          Director                                   )    December 27, 1999
-------------------------------------
Nancy Jean Kramer                                                                       )
                                                                                        )
                                                                                        )
                                                                                        )
 * David A. Krinsky                          Director                                   )    December 27, 1999
-------------------------------------

David A. Krinsky                                                                        )
                                                                                        )
                                                                                        )
                                                                                        )
* James U. McNeal                            Director                                   )    December 27, 1999
-------------------------------------

James U. McNeal                                                                         )
                                                                                        )
                                                                                        )
                                                                                        )
* Kenneth James Strottman                    Director                                   )    December 27, 1999
------------------------------------
Kenneth James Strottman                                                                 )
                                                                                        )
                                                                                        )
                                                                                        )
*By:   /s/ Kent A. Kleeberger
       --------------------------------------
         Kent A. Kleeberger, attorney-in-fact
         for each of the persons indicated


       Pursuant to the requirements of the Securities Act of 1933, the administrator of the Too, Inc. 1999 Savings and Retirement Plan has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on December 27, 1999.


                                   TOO, INC.
                                   1999 SAVINGS AND RETIREMENT PLAN


                                   By:  /s/ Kathleen C. Maurer
                                        ---------------------------------------
                                        Kathleen C. Maurer, Chairperson of the
                                        Benefits Administrative Committee

                          Registration No. 333-_______




                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933




                                    TOO, INC.



                                    EXHIBITS

                                  EXHIBIT INDEX

       Exhibit
       Number                               Exhibit Description
       --------              ---------------------------------------------------

          4(a)     *         Too, Inc. 1999 Savings and Retirement Plan.

          4(b) Amended and Restated Certificate of Incorporation of Too, Inc. (Previously filed as Exhibit 3.1 to Current Report on Form 8-K (filed October 1, 1999), and incorporated herein by reference).

          4(c)               Amended and Restated Bylaws of Too, Inc.
                             (Previously filed as Exhibit 3.2 to Current Report on Form 8-K (filed October 1, 1999), and incorporated herein by reference).

          5        *         Opinion of Porter, Wright, Morris & Arthur LLP
                             regarding legality.

         15        *         Letter of PricewaterhouseCoopers LLP regarding
                             Unaudited Interim Financial Statements.

         23(a) Consent of Porter, Wright, Morris & Arthur LLP (included in Exhibit 5 filed herewith).

         23(b)     *         Consent of PricewaterhouseCoopers LLP.

         24        *         Power of Attorney.


-----------------------------------------

        * Filed with this Registration Statement.